Exhibit 99.6

November 30, 2021

Genesis Unicorn Capital Corp. (the “Company”)

Consent to be Named as a Director

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Sincerely yours,

/s/ Chung Fan Cheng
Name: Chung Fan Cheng